UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 8, 2015

BEN FRANKLIN FINANCIAL, INC.
(Exact name of Registrant as specified in its charter)

Maryland	333-198702	To Be Applied For
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

830 East Kensington Road, Arlington Heights, Illinois	60004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (847) 398-0990

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events

On January 8, 2015, Ben Franklin Financial, Inc. (the “Company”), the proposed stock holding company for Ben Franklin Bank of Illinois (the “Bank”), issued a press release announcing preliminary results of the stock offering conducted in connection with the mutual-to-stock conversion of Ben Franklin Financial, MHC.  The Company received orders for approximately $3.9 million of its common stock in the offering, including approximately $273,000 of stock to be purchased by the Bank’s Employee Stock Ownership Plan.

The stock offering was conducted pursuant to the Plan of Conversion and Reorganization (the “Plan”), and the other terms and conditions outlined in the Company’s prospectus dated November 12, 2014. The Plan has been approved by the members of Ben Franklin Financial, MHC and the stockholders of Ben Franklin Financial, Inc. at their respective special meetings held on December 22, 2014.  Completion of the conversion and related stock offering remains subject to confirmation of the Company’s existing independent appraisal and receipt of final regulatory approvals.  The Company’s press release is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

99.1	Press Release dated January 8, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEN FRANKLIN FINANCIAL, INC.
DATE: January 8, 2015	By:	/s/ C. Steven Sjogren
C. Steven Sjogren
Chairman, President and Chief Executive Officer